UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

(Registrant’s telephone number, including area code)

Copy to:

Andrea Cataneo

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 1, 2017, First Harvest Corp. (the “Company”) received a notice of default from EMA Financial, LLC (“EMA”) with respect to the EMA Notes (as defined below). Pursuant to the notice of default, EMA has requested that the Company redeem the EMA Notes for cash in the amount of $944,538.31. On October 19, 2017, EMA filed a complaint with the United States District Court, Southern District of New York (Case No.: 1:17-cv-08072) against the Company, Cannavoices, Inc. (“Cannavoices”) and FH Acquisition Corp. (“FH”). In the complaint, EMA indicated that (i) on April 10, 2017, the Company and EMA entered into a Securities Purchase Agreement (the “April 2017 SPA”) and the Company issued EMA a 12% Convertible Note in the principal amount of $175,000 (the “April 2017 Note”) and (ii) on May 15, 2017, the Company and EMA entered into an additional Securities Purchase Agreement (the “May 2017 SPA” and together with the April 2017 SPA, the “Securities Purchase Agreements”) and the Company issued EMA an additional 12% Convertible Note in the principal amount of $84,500 (the “May 2017 Note” and together with the April 2017 Note, the “EMA Notes”). In the complaint, EMA indicated that pursuant to the May 2017 SPA and a Registration Rights Agreement dated May 15, 2017, the Company was required to file and have declared effective a registration statement with the United States Securities and Exchange Commission (“SEC”) for the registration of shares of the Company’s common stock issuable upon conversion of the EMA Notes. EMA alleges that the Company failed to file a registration statement thus giving rise to an event of default pursuant to the Securities Purchase Agreements. Pursuant to the complaint, EMA requests (i) that the Company immediately file a registration statement with the SEC with respect to the shares of the Company’s common stock issuable upon conversion of the EMA Notes, (ii) that the Company and Cannavoices and FH, as guarantors of the EMA Notes, pay such amount in damages in excess of $259,500 which consists of the principal amount of the EMA Notes, liquidated damages and default interest and (iii) that the Company pay reasonable legal fees incurred by EMA with respect to the prosecution of the lawsuit.

On November 9, 2017, the Company received a notice of default from Auctus Fund, LLC (“Auctus”) with respect to (i) the convertible promissory note issued by the Company in favor of Auctus on April 7, 2017 in the principal amount of $175,000 (the “Auctus April Note”) and (ii) the convertible promissory note issued by the Company in favor of Auctus on May 15, 2017 in the principal amount of $84,500 (the “Auctus May Note” and together with the Auctus April Note, the “Auctus Notes”). The notice of default alleges that between July and August 2017, the Company consummated a series of financing transactions and that pursuant to Section 4.16 of the Auctus May Note, the Company was required to apply at least 60% of the proceeds from such sales towards the payment of the Auctus May Note. In addition, the notice of default indicates that Section 4.16 of the Auctus May Note contained a prohibition with respect to the consummation of a transaction involving capital raising or financing from any party through the sale of debt and/or equity securities for a period of at least 90 days after the issuance date of the Auctus May Note, or until August 13, 2017. Finally, Auctus alleges that a breach of the Auctus May Note resulted in a breach of the Auctus April Note by virtue of the cross-default provision contained in the Auctus April Note. Auctus has requested that the Company immediately pay $283,710.27 with respect to the Auctus April Note and $135,405.78 with respect to the Auctus May Note which includes the principal amounts outstanding on such notes together with accrued interest and applicable penalties thereon.

The foregoing loans from each of EMA and Auctus are disputed, contingent and unliquidated, and the Company intends to litigate such allegations if a resolution cannot be agreed upon by all of the parties involved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARVEST CORP.

Dated: November 14, 2017	By:	/s/ Kevin Patrick Gillespie
Kevin Patrick Gillespie
Chief Executive Officer